Exhibit 99.1
Grid Dynamics Reports Third Quarter 2023 Financial Results
Revenue of $77.4 million and GAAP Net Income of $0.7 million
San Ramon, Calif. November 2, 2023 – Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics” or “Company”), a leader in enterprise-level digital transformation, today announced results for the third quarter ended September 30, 2023.
We are very pleased to report the third quarter 2023 revenue of $77.4 million. Our non-retail industry verticals represented 65.7% of revenue in the third quarter of 2023, a decrease of 0.8% on a sequential basis and 9.0% on a year-over-year basis. Totaling 34.3% of our third quarter revenue, Retail was our largest vertical and grew 2.0% and 5.1% on a sequential and year-over-year basis, respectively. Our Technology, Media and Telecom (“TMT”) vertical, at 30.7% of our third quarter revenue, decreased 1.5% on a sequential basis and 9.9% on a year-over-year basis. Our Finance vertical, representing 9.4% of our third quarter revenue, grew 8.2% on a sequential basis and 20.2% on a year-over-year basis and this was largely due to growth from Financial Technology customers and new logos. Our CPG and Manufacturing vertical, representing 12.5% of our third quarter revenue, a decrease of 11.1% and 39.8% on a sequential basis and a year-over-year basis, respectively.

“Our third quarter results reflect the company’s strong commitment to our clients and ability to execute to our stated goals. There were many positive trends in the quarter. We signed ten new enterprise customers bringing the total to 28 since the beginning of the year. Our AI capabilities continue to garner significant interest and during the quarter we completed multiple projects across industry verticals. At new and existing customers, our AI success has led us to incremental digital transformation opportunities beyond AI. On the demand environment, I am incrementally positive. Some of the key reasons include a steady rise in billable headcount, our core business is picking up, and contributions from our recent customer wins grow. Although the macro environment impacts customers at varying levels, our fourth quarter outlook reflects improving trends. On November 16th, 2023 Grid Dynamics will host its first investor day in New York City. We look forward to providing you all with a deeper dive into our technological capabilities including AI, our global delivery footprint, and our plans around the Company’s GigaCube strategy,” said Leonard Livschitz, CEO.

Third Quarter of 2023 Financial Highlights
•Total revenue was $77.4 million, flat on a year-over-year basis.
•GAAP gross profit was $28.2 million or 36.4% of revenue in the third quarter of 2023, compared to GAAP gross profit of $32.7 million or 40.3% of revenue in the third quarter of 2022. Non-GAAP gross profit was $28.7 million or 37.0% of revenue in the third quarter of 2023, compared to Non-GAAP gross profit of $33.0 million or 40.7% of revenue in the third quarter of 2022.
•GAAP Net Income attributable to common stockholders was $0.7 million, or $0.01 per share, based on 75.5 million basic weighted-average common shares outstanding in the third quarter of 2023, compared to GAAP Net loss of $6.7 million, or $(0.10) per share, based on 68.6 million basic weighted-average common shares outstanding in the third quarter of 2022. Non-GAAP Net income was $5.9 million, or $0.08 per diluted share, based on 77.3 million diluted weighted-average common shares outstanding in the third quarter of 2023, compared to Non-GAAP Net income of $11.0 million, or $0.15 per diluted share, based on 71.9 million diluted weighted-average common shares outstanding in the third quarter of 2022.
•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income and expenses, fair value adjustments, stock-based compensation, transaction and transformation-related costs, restructuring costs as well as geographic reorganization expenses), a non-GAAP metric, was $10.7 million in the third quarter of 2023 compared to Non-GAAP EBITDA of $17.1 million in the third quarter of 2022.
See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for a discussion of our non-GAAP measures.

Cash Flow and Other Metrics
•Cash provided by operating activities was $33.5 million for the nine months ended September 30, 2023, compared to cash provided by operating activities of $19.6 million for the nine months ended September 30, 2022.
•Cash and cash equivalents totaled $253.7 million as of September 30, 2023, compared to $256.7 million as of December 31, 2022.
•Total headcount was 3,823 as of September 30, 2023, compared with 3,746 employees as of September 30, 2022.
Financial Outlook
•The Company expects its fourth-quarter outlook to be similar to the third quarter outlook provided in August 2023 for both revenue and Non-GAAP EBITDA. Revenue in the fourth quarter of 2023 is expected to be between $76 million and $78 million and Non-GAAP EBITDA is expected to be between $10 million and $11 million.
•For the fourth quarter of 2023, we expect our basic share count to be in the 76-77 million range and diluted share count to be in the 78-79 million range.
Grid Dynamics is not able, at this time, to provide GAAP targets for net income for the fourth quarter of 2023 because of the difficulty of estimating certain items excluded from Non-GAAP EBITDA that cannot be reasonably predicted, such as interest income, taxes, other income/(expenses), fair-value adjustments, geographic reorganization expenses, restructuring expenses, transaction-related costs and charges related to stock-based compensation expense. The effect of these excluded items may be significant.
Conference Call and Webcast
Grid Dynamics will host a video conference call at 4:30 p.m. ET on Thursday, November 2, 2023 to discuss its third quarter financial results. Investors and other interested parties can access the call in the following ways: A webcast of the video conference call can be accessed on the Investor Relations section of the Company's website at https://ir.griddynamics.com/.
A replay will also be available after the call at https://ir.griddynamics.com/ with the passcode $Q3@2023.
About Grid Dynamics
Grid Dynamics (Nasdaq: GDYN) is a digital-native technology services provider that accelerates growth and bolsters competitive advantage for Fortune 1000 companies. Grid Dynamics provides a range of digital transformation consulting and implementation services that includes artificial intelligence, big data, analytics, search, cloud and DevOps. Grid Dynamics achieves high speed-to-market, quality, and efficiency by using technology accelerators, an agile delivery culture, and its pool of global engineering talent. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the globe, including US, Europe, UK, India, Mexico and Jamaica.

To learn more about Grid Dynamics, please visit www.griddynamics.com. Follow us on Facebook, Twitter, and LinkedIn.
Non-GAAP Financial Measures
To supplement the financial measures presented in Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents Non-GAAP measures of financial performance.
A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity and profitability.

Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.
Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.
Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the macroeconomic environment and the Russian invasion of Ukraine, as well as its GigaCube strategy.
These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Grid Dynamics’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics has a relatively short operating history and operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful and may adversely impact our stock price; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, particularly as it expands into new geographies, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) macroeconomic conditions, inflationary pressures, and the geopolitical climate, including the Russian invasion of Ukraine, have and may continue to materially adversely affect our stock price, business operations, overall financial performance and growth prospects; (v) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or in other parts of the world, including Europe or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (vi) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (x) risks and costs related to acquiring and integrating other companies; and (xi) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.

Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s quarterly report on Form 10-Q filed November 2, 2023 and in other periodic filings Grid Dynamics makes with the SEC.
Contacts
Grid Dynamics Investor Relations:
investorrelations@griddynamics.com

Schedule 1:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME/(LOSS) AND
COMPREHENSIVE INCOME/(LOSS)
Unaudited
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$77,419	$81,161	$234,841	$229,906
Cost of revenues	49,267	48,491	149,809	141,596
Gross profit	28,152	32,670	85,032	88,310

Operating expenses
Engineering, research, and development	3,402	4,139	10,878	11,075
Sales and marketing	6,132	5,084	17,729	14,431
General and administrative	18,475	28,197	60,940	78,200
Total operating expenses	28,009	37,420	89,547	103,706

Income/(loss) from operations	143	(4,750)	(4,515)	(15,396)
Other income/(expenses)	3,159	1,450	7,849	124
Income/(loss) before income taxes	3,302	(3,300)	3,334	(15,272)
Provision for income taxes	2,626	3,359	8,001	7,240
Net income/(loss)	$676	$(6,659)	$(4,667)	$(22,512)

Foreign currency translation adjustments, net of tax	(561)	(872)	1,337	(1,937)
Comprehensive income/(loss)	$115	$(7,531)	$(3,330)	$(24,449)

Income/(loss) per share
Basic	$0.01	$(0.10)	$(0.06)	$(0.33)
Diluted	$0.01	$(0.10)	$(0.06)	$(0.33)

Weighted average shares outstanding
Basic	75,464	68,623	75,026	67,566
Diluted	77,339	68,623	75,026	67,566

Schedule 2:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except share and per share data)

	As of
	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$253,713	$256,729
Accounts receivable, net of allowance of $1,063 and $443 as of September 30, 2023 and December 31, 2022, respectively	46,576	48,358
Unbilled receivables	7,762	5,591
Prepaid income taxes	9,728	4,294
Prepaid expenses and other current assets	8,274	8,154
Total current assets	326,053	323,126
Property and equipment, net	10,443	8,215
Operating lease right-of-use assets, net	10,470	7,694
Intangible assets, net	27,587	20,375
Goodwill	54,633	45,514
Deferred tax assets	4,880	4,998
Other noncurrent assets	1,684	1,224
Total assets	$435,750	$411,146

Liabilities and equity
Current liabilities
Accounts payable	$3,721	$3,897
Accrued compensation and benefits	20,557	13,065
Accrued income taxes	16,737	10,718
Operating lease liabilities, current	4,205	2,505
Accrued expenses and other current liabilities	7,250	8,525
Total current liabilities	52,470	38,710
Deferred tax liabilities	3,422	3,756
Operating lease liabilities, noncurrent	6,934	5,636
Total liabilities	62,826	48,102
Stockholders’ equity
Common stock, $0.0001 par value; 110,000,000 shares authorized; 75,588,741 and 74,156,458 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	7	7
Additional paid-in capital	391,216	378,006
Accumulated deficit	(18,788)	(14,121)
Accumulated other comprehensive income/(loss)	489	(848)
Total stockholders’ equity	372,924	363,044
Total liabilities and stockholders’ equity	$435,750	$411,146

Schedule 3:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
Unaudited
(In thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(4,667)	$(22,512)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,255	4,907
Operating lease right-of-use assets amortization expense	2,295	2,218
Bad debt expense	674	113
Deferred income taxes	(2,451)	(1,032)
Change in fair value of contingent consideration issued for acquisition of business	(4,220)	—
Stock based compensation	27,677	42,599
Other expenses	98	36
Changes in assets and liabilities:
Accounts receivable	3,085	(11,228)
Unbilled receivables	(1,509)	(40)
Prepaid income taxes	(5,295)	(1,553)
Prepaid expenses and other current assets	28	(3,067)
Accounts payable	(471)	2,425
Accrued compensation and benefits	6,554	2,971
Operating lease liabilities	(2,119)	(2,268)
Accrued income taxes	5,638	5,821
Accrued expenses and other current liabilities	1,965	249
Net cash provided by operating activities	33,537	19,639
Cash flows from investing activities
Purchase of property and equipment	(5,593)	(4,381)
Purchase of investment	—	(1,000)
Acquisition of business, net of cash acquired	(17,830)	—
Net cash used in investing activities	(23,423)	(5,381)
Cash flows from financing activities
Payments of tax obligations resulted from exercises of stock options, net of proceeds	491	1,144
Payments of tax obligations resulted from net share settlement of vested stock awards	(14,958)	(4,791)
Payment of contingent consideration related to previously acquired businesses	—	(6,933)
Proceeds from debt	—	5,000
Repayment of debt	—	(5,000)
Debt issuance costs	—	(201)
Proceeds from issuance of Common Stock from 2022 Offerings	—	109,537
Equity issuance cost	—	(253)
Net cash (used in)/provided by financing activities	(14,467)	98,503
Effect of exchange rate changes on cash and cash equivalents	1,337	(1,937)
Net increase/(decrease) in cash and cash equivalents	(3,016)	110,824
Cash and cash equivalents, beginning of period	256,729	144,364
Cash and cash equivalents, end of period	$253,713	$255,188

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$9,936	$4,060
Supplemental disclosure of non-cash activities
Acquisition fair value of contingent consideration issued for acquisition of business	$932	$—

Schedule 4:
GRID DYNAMICS HOLDINGS, INC.
RECONCILIATION OF NON-GAAP INFORMATION
Unaudited
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$77,419	$81,161	$234,841	$229,906
Cost of revenue	49,267	48,491	149,809	141,596
GAAP gross profit	28,152	32,670	85,032	88,310
Stock-based compensation	502	367	1,482	888
Non-GAAP gross profit	$28,654	$33,037	$86,514	$89,198

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP net income/(loss)	$676	$(6,659)	$(4,667)	$(22,512)
Adjusted for:
Depreciation and amortization	2,478	1,627	6,255	4,907
Provision for income taxes	2,626	3,359	8,001	7,240
Stock-based compensation	7,267	17,551	27,677	42,599
Transaction and transformation-related costs(1)	436	—	1,519	—
Geographic reorganization(2)	306	2,658	1,528	9,633
Restructuring costs(3)	103	—	1,086	—
Other (income)/expense, net(4)	(3,159)	(1,450)	(7,849)	(124)
Non-GAAP EBITDA	$10,733	$17,086	$33,550	$41,743
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)We implemented a restructuring plan during the first quarter of 2023. Our restructuring costs comprised of severance charges and respective taxes and are included in General and administrative expenses in the Company’s unaudited condensed consolidated statement of income/(loss) and comprehensive income/(loss).
(4)Other (income)/expense, net consist primarily of gains and losses on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses, potential loss contingencies as well as other income consists primarily of interest on cash held at banks and returns on investments in money-market funds.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP net income/(loss)	$676	$(6,659)	$(4,667)	$(22,512)
Adjusted for:
Stock-based compensation	7,267	17,551	27,677	42,599
Transaction and transformation-related costs (1)	436	—	1,519	—
Geographic reorganization (2)	306	2,658	1,528	9,633
Restructuring costs(3)	103	—	1,086	—
Other (income)/expense, net(4)	(3,159)	(1,450)	(7,849)	(124)
Tax impact of non-GAAP adjustments(5)	232	(1,124)	86	(3,442)
Non-GAAP Net Income	$5,861	$10,976	$19,380	$26,154
Number of shares used in the GAAP Diluted EPS	77,339	68,623	75,026	67,566
GAAP Diluted EPS	$0.01	$(0.10)	$(0.06)	$(0.33)
Number of shares used in the Non-GAAP Diluted EPS	77,339	71,857	77,298	70,739
Non-GAAP Diluted EPS	$0.08	$0.15	$0.25	$0.37
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)We implemented a restructuring plan during the first quarter of 2023. Our restructuring costs comprised of severance charges and respective taxes and are included in General and administrative expenses in the Company’s unaudited condensed consolidated statement of income/(loss) and comprehensive income/(loss).
(4)Other (income)/expense, net consist primarily of gains and losses on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses, potential loss contingencies as well as other income consists primarily of interest on cash held at banks and returns on investments in money-market funds.
(5)Reflects the estimated tax impact of the non-GAAP adjustments presented in the table.

Schedule 5:
GRID DYNAMICS HOLDINGS, INC.
REVENUE BY VERTICALS
Unaudited
(In thousands)

	Three Months Ended September 30,
	2023	% of revenue	2022	% of revenue
Retail	$26,544	34.3%	$25,260	31.1%
Technology, Media and Telecom	23,732	30.7%	26,335	32.4%
CPG/Manufacturing	9,668	12.5%	16,058	19.8%
Finance	7,299	9.4%	6,073	7.5%
Other	10,176	13.1%	7,435	9.2%
Total	$77,419	100.0%	$81,161	100.0%

	Nine Months Ended September 30,
	2023	% of revenue	2022	% of revenue
Retail	$77,972	33.2%	$74,019	32.2%
Technology, Media and Telecom	74,639	31.8%	71,170	31.0%
CPG/Manufacturing	33,186	14.1%	47,127	20.5%
Finance	20,562	8.8%	15,649	6.8%
Other	28,482	12.1%	21,941	9.5%
Total	$234,841	100.0%	$229,906	100.0%